UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 21, 2018

Foundation Medicine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36086	27-1316416
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

150 Second Street Cambridge, MA		02141
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (617) 418-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Foundation Medicine, Inc. (the “Company”) held on June 21, 2018, all proposals brought before the meeting and requiring approval were approved by the requisite vote. The votes with respect to each proposal are set forth below.

1.	Proposal 1: Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Alexis Borisy	25,573,360	3,818,027	6,038,571
Troy Cox	26,693,570	2,697,817	6,038,571
Michael Dougherty	28,865,592	525,795	6,038,571
Sandra Horning, M.D.	25,930,540	3,460,847	6,038,571
Evan Jones	28,572,915	818,472	6,038,571
Daniel O’Day	25,929,975	3,461,412	6,038,571
Michael Pellini, M.D.	25,702,195	3,689,192	6,038,571
Michael Varney, Ph.D.	23,133,815	6,257,572	6,038,571
Krishna Yeshwant, M.D.	29,003,834	387,553	6,038,571

Pursuant to the foregoing votes, the Director nominees listed above were elected to serve on the Company’s Board of Directors until the Company’s 2019 Annual Meeting of Stockholders.

2.	Proposal 2: Ratification of KPMG LLP as the Company’s Independent Registered Public Accounting Firm

For: 35,373,072
Against: 34,368
Abstain: 22,518

Pursuant to the foregoing votes, the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018 was ratified and approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2018	FOUNDATION MEDICINE, INC.

	By:	/s/ Robert W. Hesslein
Robert W. Hesslein
Senior Vice President and General Counsel